UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-190788	46-2552550
State or other jurisdiction	Commission file number	I.R.S. Employer Identification No.
of incorporation or organization

575 Lexington Avenue, 4th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3- Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Since the date of the Company’s report on Form 10-Q for the quarterly period ended February 29, 2016, the Company issued 873,647 shares of its common stock in various private transactions.

The aggregate offering price for common stock issued for cash was $55,000 consisting of 110,000 shares at $0.50 per share. These shares were issued to various private investors.

374,332 shares were issued to TCA Global Credit Master Fund, LP under the terms of the Senior Secured Revolving Credit Facility Agreement previously disclosed in the Company’s report on Form 8-K filed July 8, 2016. These shares were issued at a stated value of $1.07 per share.

389,315 shares were issued to various advisors and consultants for services provided to the Company. These shares were issued at a stated value of $0.50 per share.

All of the foregoing shares of common stock were issued pursuant to the exemption from registration under Section 4(a)(2) and/or Regulation D Rule 506 of the Securities Act of 1933, as amended (“1933 Act”), for transactions not involving a public offering.

The number of shares of common stock issued and outstanding as of the quarterly period ended February 29, 2016 as reported on Form 10-Q was 12,909,471.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: July 19, 2016	By: /s/ Fernando Oswaldo Leonzo
Chief Executive Officer